                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Advanced Semiconductor Engineering, Inc. on Form F-3 of our report dated May 17, 2002, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Consolidated Financial Information" and "Selected Financial Data" and "Experts" in such Prospectus.

/s/ T N Soong & Co.
----------------------
T N Soong & Co.
Associate Member Firm of Deloitte Touche Tohmatsu effective April 22, 2002 Former Member Firm of Andersen Worldwide, SC
Taipei, Taiwan
Republic of China
May 30, 2002